Exhibit 10.4

December 8, 2021

Sculptor Acquisition Corp I
9 West 57th Street, 39th Floor
New York, NY 10019

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Sculptor Acquisition Corp I, a Cayman Islands exempted company (the “Company”), Goldman Sachs & Co. LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of 23,000,000 of the Company’s units  (including 3,000,000 units that may be purchased pursuant to the Underwriters’ option to purchase additional units, the “Units”), each comprised of one Class A ordinary share, with a par or nominal value of $0.0001 per share, of the Company (the “Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment.  The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 1 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sculptor Acquisition Sponsor I, a Cayman Islands limited liability company (the “Sponsor”) and each of the undersigned (each, an “Insider” and, collectively, the “Insiders”) hereby agree with the Company as follows:

1.          Definitions. As used herein, (a) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities; (b) “Founder Shares” shall mean the 5,750,000 Class B ordinary shares of the Company, with a par or nominal value of $0.0001 per share, outstanding prior to the consummation of the Public Offering; (c) “Private Placement Warrants” shall mean the warrants to purchase an aggregate of 10,000,000 Ordinary Shares of the Company that will be acquired by the Sponsor for an aggregate purchase price of $10,000,000, or $1.00 per warrant (or up to $11,200,000 if the Underwriters’ exercise their option to purchase additional Units in full) in a private placement that shall close simultaneously with the consummation of the Public Offering; (d) “Public Shareholders” shall mean the holders of Ordinary Shares issued in the Public Offering; (e) “Public Shares” shall mean the Ordinary Shares issued in the Public Offering; (f) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; (g) “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii); and (h) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended and/or restated from time to time; (i) “Working Capital Warrants” shall mean the warrants that may be issued in connection with financing the Company’s transaction costs in connection with a Business Combination; and (j) “Extension Loan Warrants” shall mean the warrants that may be issued in connection with an extension of the period of time the Company has to consummate a Business Combination as set forth in the Charter.

               2.          Representations and Warranties.

(a)          The Sponsor and each Insider, with respect to itself, herself or himself, represent and warrant to the Company that it, she or he has the full right and power, without violating any agreement to which it, she or he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, and, as applicable, to serve as an officer of the Company and/or a director on the Company’s Board of Directors (the “Board”), as applicable, and each Insider hereby consents to being named in the Prospectus, road show and any other materials as an officer and/or director of the Company, as applicable.

(b)          Each Insider represents and warrants, with respect to herself or himself, that such Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

3.          Business Combination Vote. It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed initial Business Combination without the prior consent of the Sponsor. The Sponsor and each Insider, with respect to itself or herself or himself, agrees that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, it, she or he, as applicable, shall vote all Founder Shares and any Public Shares held by it, her or him, as applicable, in favor of such proposed initial Business Combination (including any proposals recommended by the Board in connection with such proposed initial Business Combination) and not redeem any Public Shares held by it, her or him, as applicable, in connection with such shareholder approval.

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4.          Failure to Consummate a Business Combination; Trust Account Waiver.

(a)          The Sponsor and each Insider hereby agree, with respect to itself, herself or himself, that in the event that the Company fails to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the required time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding Public Shares.

(b)          The Sponsor and each Insider, with respect to itself, herself or himself, acknowledges that it, she or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares, Working Capital Warrants, Extension Loan Warrants and Private Placement Warrants held by it, her or him, if any. The Sponsor and each Insider hereby further waives, with respect to any Founder Shares, Private Placement Warrants, Working Capital Warrants, Extension Loan Warrants and Public Shares held by it, her or him, as applicable, any redemption rights it, she or he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Public Shares they hold if the Company fails to consummate an initial Business Combination within the required time period set forth in the Charter).

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(c)          The undersigned acknowledges and agrees that, prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, the Company or a committee of independent and disinterested directors will obtain an opinion from an independent investment banking firm, an independent entity that commonly renders valuation opinions for the type of company the Company is seeking to acquire, or an independent accounting firm, that such initial Business Combination is fair to the Company from a financial point of view.

5.          Lock-up; Transfer Restrictions.

(a)          The Sponsor and the Insiders agree that they shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earliest of (i) one year after the completion of the initial Business Combination and (ii) subsequent to the completion of the initial Business Combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). Subject to the provisions set forth in paragraph 5(c), the Sponsor and Insiders agree that they shall not effectuate any Transfer of Private Placement Warrants, Working Capital Warrants, Extension Loan Warrants or Ordinary Shares underlying such warrants until 30 days after the completion of the initial Business Combination.

(b)          Notwithstanding the provisions set forth in paragraph 5(a), Transfers of the Founder Shares, Working Capital Warrants, Extension Loan Warrants and Private Placement Warrants and Ordinary Shares underlying such warrants are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any direct or indirect members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, including to funds affiliated with Sculptor Capital Management, Inc., and to direct or indirect members or partners of funds affiliated with Sculptor Capital Management, Inc. or any affiliates thereof, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants, Working Capital Warrants, Extension Loan Warrants or Ordinary Shares, as applicable, were originally purchased; (vi) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (vii) to the Company for no value for cancellation in connection with the consummation of its initial Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of its initial Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the initial Business Combination; provided, however, that in the case of clauses (i) through (v) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

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(c)         During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, Transfer any Ordinary Shares or any other securities convertible into, or exercisable or exchangeable for, Ordinary Shares held by it, her or him, as applicable, subject to certain exceptions enumerated in Section 5(e) of the Underwriting Agreement.

6.         Remedies. The Sponsor and each of the Insiders hereby agree and acknowledge that (a) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or such Insider of its, her or his obligations, as applicable under paragraphs 3, 4, 5, 7, 10 and 11, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.          Payments by the Company. Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor nor any director or officer of the Company nor any affiliate of the officers shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

8.          Director and Officer Liability Insurance. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

9.          Termination. This Letter Agreement shall terminate on the earlier of (a) the expiration of the Founder Shares Lock-up Period and (b) the liquidation of the Company.

10.          Indemnification.

(a)          In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (a) any third party for services rendered or products sold to the Company (except for the Company’s independent auditors) or (b) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of interest that may be withdrawn to pay the Company’s tax obligations, (y) shall not apply to any claims by a third party or Target who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice that is reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

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(b)         The Company will, to the fullest extent permitted by law, indemnify, exonerate and hold the Sponsor and its managers and members, including Sculptor Capital Management, Inc., and each of its respective partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing, whether or not a signatory hereto (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses (including attorneys’ fees and expenses) incurred by an Indemnitee or any of them (collectively, the “Indemnified Liabilities”), arising out of or in connection with any action, cause of action, suit, arbitration, investigation or claim arising out of, or in any way relating to (i) this Agreement, the Public Offering, any completed, abandoned or failed Business Combination or any other agreement or arrangement in connection with the Public Offering or any completed, abandoned or failed Business Combination, or any review or approval of any proposed, abandoned, failed or completed Business Combination or any proxy or other solicitation of shareholder approval or authorization of any proposed, abandoned, failed or completed Business Combination, (ii) any investment opportunities sourced by the Indemnitees, (iii) any act or omission of an Indemnitee in connection with the Company’s or its affiliates’ affairs or (iv) the operations of, or services provided by an Indemnitee to, the Company or any of its affiliates, whether arising prior to or on and after the date hereof and shall advance costs and expenses (including attorneys’ fees and expenses) incurred by the Indemnitee in connection with any of the foregoing upon and following receipt of an undertaking from the applicable Indemnitee to repay (without interest) any amounts advanced if indemnification hereunder is finally judicially determined by a court of competent jurisdiction to not be owed; provided, that if and to the extent that the foregoing indemnification or advancement rights may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

 The rights of any Indemnitee to indemnification or advancement hereunder will be primary and in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In addition, the rights of any Indemnitee to indemnification hereunder will not entitle such Indemnitee to access the funds held in the Trust Account, and any indemnification hereunder will not be permitted to be funded by funds held in the Trust Account.

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Each Indemnitee (as defined herein) is an intended third party beneficiary of this paragraph 10, whether or not such Indemnitee is a signatory to this Agreement.

11.          Surrender of Founder Shares. To the extent that the Underwriters do not exercise their option to purchase additional Units within 45 days from the date of the Prospectus in full (as further described in the Prospectus), the Sponsor agrees to automatically surrender to the Company for no consideration, for cancellation at no cost, up to an aggregate of 937,500 Founder Shares to the extent that the option to purchase additional Units is not exercised in full by the Underwriters. The Sponsor and Insiders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share capitalization or a share repurchase, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20% of the sum of the total number of Ordinary Shares (excluding the Private Placement Warrants, Working Capital Warrants and Extension Loan Warrants) and Founder Shares outstanding at such time. The surrender will be adjusted to the extent that the option to purchase additional Units is not exercised in full by the Underwriters so that the Founder Shares will represent approximately 20% of the Company’s issued and outstanding shares after the Public Offering.

12.          Entire Agreement. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) each Insider that is the subject of any such change, amendment, modification or waiver and (b) the Sponsor.

13.          Assignment. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Insiders and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14.          Counterparts. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.          Effect of Headings; Interpretation. The paragraph headings herein are for convenience only and are not part of this Letter Agreement and shall not affect the interpretation thereof.  References to “$” of “dollars” in this Agreement are to United States dollars.

16.          Severability. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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17.          Governing Law. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.          Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

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Sincerely,

SCULPTOR ACQUISITION SPONSOR I

By:	/s/ Wayne Cohen
Name:	Wayne Cohen
Title:	Authorized Person

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By:	/s/ Steven Orbuch
Name:	Steven Orbuch

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By:	/s/ Nicholas Hecker
Name:	Nicholas Hecker

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By:	/s/ Dava Ritchea
Name:	Dava Ritchea

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By:	/s/ James Levin
Name:	James Levin

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By:	/s/ Wayne Cohen
Name:	Wayne Cohen

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By:	/s/ Kristi Jackson
Name:	Kristi Jackson

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By:	/s/ Charmel Maynard
Name:	Charmel Maynard

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By:	/s/ Adam Rosenberg
Name:	Adam Rosenberg

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By:	/s/ Ivy Zelman
Name:	Ivy Zelman

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Acknowledged and Agreed:

SCULPTOR ACQUISITION CORP I

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer and Director

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